EXHIBIT 99.1

News Release

First Solar Appoints Molly Joseph to Board of Directors

TEMPE, Ariz., June 9, 2017 - First Solar, Inc. (Nasdaq: FSLR) today announced the appointment of Molly Joseph to its board of directors.

Ms. Joseph is Chief Executive Officer of UnitedHealthcare Global and Executive Vice President, Global, UnitedHealth Group. She assumed these roles in May of 2014 and March of 2017, respectively, and leads overall strategic direction and operational management of business outside the United States. She serves on UnitedHealthcare’s Executive Council and UnitedHealth Group’s Executive Leadership Team. From 2009 to 2014, Ms. Joseph was Senior Vice President, Global for UnitedHealth Group, leading the Global Markets division, as well as the strategic development of the global business, which grew from a start-up to a $7 billion revenue business over that period of time. Prior to her global role with UnitedHealth Group, she led acquisitions and other strategic transactions across the enterprise.

Prior to joining UnitedHealth Group, Ms. Joseph was an investment banker focused on mergers and acquisitions. She began her career as a corporate lawyer, also focused on business transactions.

Ms. Joseph currently sits on the Advisory Board of Children’s HeartLink, a global nonprofit healthcare organization, as well as the Board of Directors of Austin Young People’s Chorus.

She will sit on the First Solar board’s Audit and Project Development committees.

Ms. Joseph graduated from Santa Clara University with a Bachelor of Science degree, and received a Juris Doctorate from Georgetown Law Center.

About First Solar

First Solar is a leading global provider of comprehensive photovoltaic ("PV") solar systems which use its advanced module and system technology. The Company’s integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar’s renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: effects on our financial statements resulting from certain module manufacturing changes and associated restructuring activities; our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs (including estimated future module collection and recycling costs), warranties, solar module technology and cost reduction roadmaps, restructuring, product reliability, investments in unconsolidated affiliates and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; our ability to expand manufacturing capacity worldwide; our ability to reduce the costs to construct PV solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as "estimate," "expect," "anticipate," "project," "plan," "intend," "seek," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict," "continue" and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A "Risk Factors," of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Contacts

First Solar Media
Steve Krum
+1 602-427-3359
steve.krum@firstsolar.com

First Solar Investors
Steve Haymore
+1 602 414-9315
stephen.haymore@firstsolar.com

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